PRESS RELEASE

FOR IMMEDIATE RELEASE	Contact: Jill Peters
(818) 871-8342
jpeters@thecheesecakefactory.com

THE CHEESECAKE FACTORY TO WEBCAST

FOURTH QUARTER FISCAL 2009 EARNINGS

CONFERENCE CALL ON FEBRUARY 11, 2010

Calabasas Hills, CA – January 28, 2010 – The Cheesecake Factory Incorporated (NASDAQ: CAKE) today announced it will release fourth quarter fiscal 2009 financial results after the market close on Thursday, February 11, 2010.  The Company will hold a conference call to discuss its results on the same day at 2:00 p.m. Pacific Time, which will be broadcast live over the Internet.

To listen to the conference call, please go to the Company’s website at www.thecheesecakefactory.com at least 15 minutes prior to the call to register and download any necessary audio software.  Click on the “Investors” link on the home page, and select the link for the “Q4 Fiscal 2009 Earnings Conference Call” at the top of the page.  An archive of the webcast will be available shortly after the call and continue through March 11, 2010.

About The Cheesecake Factory Incorporated

The Cheesecake Factory Incorporated created the upscale casual dining segment in 1978 with the introduction of its namesake concept.  The Company operates 160 full-service, casual dining restaurants throughout the U.S., including 146 restaurants under The Cheesecake Factory® mark; 13 restaurants under the Grand Lux Cafe® mark; and one restaurant under the RockSugar Pan Asian Kitchen® mark.  The Company also operates two bakery production facilities in Calabasas Hills, CA and Rocky Mount, NC that produce over 70 varieties of quality cheesecakes and other baked products.  For more information, please visit www.thecheesecakefactory.com.

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The Cheesecake Factory Incorporated

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100